Exhibit 99.1

Company Contact:	Investor Relations Contact:
RELM Wireless Corporation	R J Falkner & Company, Inc.
William Kelly, EVP & CFO	R Jerry Falkner, CFA
(321) 984-1414	(800) 377-9893

RELM Wireless Reports Second Quarter and Year-To-Date Results

-Sales and Profits Increase Significantly From Prior Year-

WEST MELBOURNE, Florida -- August 10, 2009 -- RELM Wireless Corporation (NYSE: Amex - RWC) today announced its financial and operating results for the quarter and six months ended June 30, 2009.

For the quarter ended June 30, 2009, sales increased $3.6 million (56.8%) to approximately $9.9 million, compared with $6.3 million for the same quarter last year.  Pretax income for the quarter increased $2.6 million to $2.3 million compared with a pretax loss of $0.4 million for the same quarter last year.  Net income for the second quarter 2009 approximated $2.0 million, or $0.15 per diluted share, compared with a net loss of $0.3 million, or $0.02 per share, for the same quarter last year; an increase of approximately $2.3 million.

Gross profit margin for the second quarter 2009 was 49.6% of sales, versus 50.8% of sales for the same quarter last year.  Selling, general and administrative expenses declined $1.0 million (27.6%) to $2.6 million (26.5% of sales) in the second quarter 2009, from $3.6 million (57.4% of sales) in the second quarter last year.

The Company had approximately $15.8 million in working capital as of June 30, 2009, including cash and trade receivables of approximately $10.8 million.  For the year-to-date as of June 30, 2009, the Company reduced net inventories by approximately $2.8 million (28.2%), and long-term debt by $1.0 million (66.7%).

RELM President and Chief Executive Officer David Storey commented, “We are pleased and encouraged with the significant improvement in our second quarter operating results.  Sales for the quarter represent a record for RELM within at least the past decade, as well as a record for quarterly sales of P-25 digital products.  It is particularly significant that these results were driven by our new KNG products and by new customers.  Our strategy has been to leverage our new industry-leading products for market-share gains with new customers.  In that regard, previously announced recent orders from the U.S. Department of Defense are a breakthrough for us.  We intend to build upon and expand that success.  During the quarter we also benefited from an improved flow of orders from legacy customers.  Meanwhile, we are continuing to control expenses and complete engineering initiatives that should yield more new products later this year and next year.”

For the six months ended June 30, 2009, sales increased approximately $4.0 million (41.2%) to $13.8 million, compared with $9.8 million for the same period last year.  Pretax income for the six months ended June 30, 2009 increased $3.8 million to approximately $1.4 million, compared with a pretax loss of $2.4 million for the same period last year.  Net income for the six months ended June 30, 2009 totaled approximately $1.1 million, or $0.08 per diluted share, compared with a net loss of $1.6 million, or $0.12 per share, for the same period last year.

Gross profit margin for the six months ended June 30, 2009 was 47.0% of sales, versus 46.7% of sales for the same period last year.  Selling, general and administrative expenses for the six months ended June 30, 2009 declined $2.0 million (28.6%) to approximately $5.1 million (36.7% of sales), compared with $7.1 million (72.6% of sales) for the same period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Tuesday, August 11, 2009.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 11, 2009.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until August 19, 2009, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 432379.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to the current financial crisis and adverse economic conditions; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions amid the financial crisis; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
	6/30/2009	6/30/2008	6/30/2009	6/30/2008

Sales, net	$9,876	$6,299	$13,849	$9,808

Expenses:
Cost of products	4,982	3,099	7,341	5,226
Selling, general and administrative expenses	2,618	3,618	5,085	7,122
Total expenses	7,600	6,717	12,426	12,348

Operating income (loss)	2,276	(418)	1,423	(2,540)

Other income (expense):
Interest (expense) income	(20)	39	(36)	105
Other (expense) income	1	(4)	3	(7)

Pretax income (loss)	2,257	(383)	1,390	(2,442)

Income tax (expense) benefit	(303)	124	(303)	824

Net income (loss)	$1,954	$(259)	$1,087	$(1,618)

Income (loss) per share - basic	$0.15	$(0.02)	$0.08	$(0.12)
Income (loss) per share - diluted	$0.15		$0.08

Weighted average common shares outstanding, basic	13,411	13,399	13,411	13,397
Weighted average common shares outstanding, diluted	13,431	13,399	13,414	13,397

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands, Except Per Share Amounts) (Unaudited)

	June 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash & cash equivalents	$5,193	$5,475
Trade accounts receivable, net	5,606	1,769
Inventories, net	7,018	9,774
Deferred tax assets, net	1,233	1,562
Prepaid expenses & other current assets	362	931
Total current assets	19,412	19,511

Property, plant and equipment, net	1,490	1,386
Deferred tax assets, net	7,638	7,638
Capitalized software, net	2,554	1,732
Other assets	404	355

Total assets	$31,498	$30,622

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,125	$1,849
Accrued compensation and related taxes	1,062	617
Accrued warranty expense	242	302
Accrued other expenses and other current liabilities	207	110
Total current liabilities	3,636	2,878

Long-term debt	500	1,500

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized shares, 13,410,871 issued and outstanding shares at June 30, 2009 and December 31, 2008, respectively.	8,046	8,046
Additional paid-in capital	24,051	24,020
Accumulated deficit	(4,735)	(5,822)
Total stockholders' equity	27,362	26,244

Total liabilities and stockholders' equity	$31,498	$30,622